Exhibit 99.1

Golden Entertainment Announces Third Quarter 2015 Results

– Completed Lakes Entertainment/Sartini Gaming Merger in July 2015 –

– Reports Nine Month Combined Adjusted EBITDA of $31.0 million, up 12% –

LAS VEGAS – November 4, 2015 – Golden Entertainment, Inc. (formerly Lakes Entertainment, Inc.) (NASDAQ:GDEN) today announced financial results for the third quarter ended September 30, 2015.

Highlights for the Third Quarter Ended September 30, 2015

●

On July 31, 2015, Sartini Gaming, Inc. (“Sartini Gaming”) merged with a subsidiary of Lakes Entertainment (the “Merger”). In connection with the Merger, Lakes Entertainment was renamed Golden Entertainment (“Golden Entertainment” or the “Company”). With the completion of the Merger, the Company owns and operates approximately 9,300 gaming devices, as well as approximately 30 table games across four casino properties, 48 taverns and 670 route locations.

●

Net revenues for the three months ended September 30, 2015 were $62.5 million, an increase of 292% compared to the prior year period. For the quarter ended September 30, 2015, net income was $3.0 million, or $0.16 per diluted share, compared to a net loss of $(23.1) million, or $(1.72) per diluted share in the prior year quarter. These results include the operations of Sartini Gaming for 61 days during the quarter.

●

Combined Net Revenues and Combined Adjusted EBITDA for the quarter ended September 30, 2015 were $86.2 million and $9.9 million, respectively, presented as if the results of Sartini Gaming had been included for the entire 2015 third quarter. The combined results reflect a 6.1% increase in net revenues for the Distributed Gaming segment compared to the prior year quarter.

●	On July 31, 2015, the Company completed the syndication of a new $160.0 million senior secured credit facility maturing in 2020, of which $145.0 million was drawn at closing.

●	Announced plans to add four Las Vegas tavern locations in 2016, including the opening of the Company’s first brewery.

“This quarter was transformational for the Company and with the completion of the Merger, we have achieved an exceptional combination of assets and team members. Everyone is excited by the opportunities arising out of this transaction,” said Blake L. Sartini, Chief Executive Officer of Golden Entertainment. “Going forward, in addition to the current portfolio that is generating strong free cash flow, we are focused on executing on a broad slate of long-term growth opportunities, both organic as well as strategic, while continuing to deliver a quality experience to customers and generating returns for shareholders.”

Combined Results for the Three and Nine Month Periods Ended September 30, 2015

The following unaudited combined results illustrate the net revenues and Adjusted EBITDA for the Company and Sartini Gaming on a combined basis for the three and nine months ended September 30, 2015 and September 28, 2014, for each segment, presented as if the Merger had occurred on the first day of each period presented. These unaudited combined financial results have been prepared for illustrative purposes only and do not purport to be indicative of the results that actually would have resulted had the Merger occurred on the first day of the periods presented, or of the future results of the Company. The unaudited combined results do not reflect any operating efficiencies and associated cost savings that may be achieved as a result of the Merger.

                                 Unaudited Combined Results(1)(2)

                                       (In thousands)

	Three Months Ended (3)			Nine Months Ended (4)
	September 30,	September 28,	%	September 30,	September 28,	%
	2015	2014	Change	2015	2014	Change

Distributed Gaming	$61,201	$57,673	6.1%	$186,008	$179,252	3.8%
Casinos	24,973	25,614	-2.5%	72,670	72,481	0.3%
Corporate and other	48	45	6.7%	324	109	197.2%
Combined Net Revenues	$86,222	$83,332	3.5%	$259,002	$251,842	2.8%

Distributed Gaming	$8,390	$7,182	16.8%	$27,739	$25,306	9.6%
Casinos	5,737	5,491	4.5%	15,257	15,181	0.5%
Corporate and other	(4,201)	(3,896)	7.8%	(12,003)	(12,890)	-6.9%
Combined Adjusted EBITDA	$9,926	$8,777	13.1%	$30,993	$27,597	12.3%

(1)

Combined Net Revenues and Combined Adjusted EBITDA reflect the operations of Sartini Gaming for periods prior to the Merger combined with the operations of the Company. Such presentation does not conform with GAAP or the Securities and Exchange Commission rules for pro forma presentations; however, we have included the combined results because we believe they provide a meaningful comparison for the periods presented.

(2)

The Company’s Distributed Gaming segment involves the installation and operation of gaming devices in certain strategic, high-traffic, non-casino locations (such as grocery stores, convenience stores, restaurants, bars and taverns) in Nevada, and the operation of traditional, branded taverns targeting local patrons, primarily in Clark County, Nevada. The Company’s Casinos segment consists of three casinos in Pahrump, Nevada and the Rocky Gap Casino Resort in Flintstone, Maryland.

(3)

The unaudited combined financial information for the three months ended September 30, 2015 and September 28, 2014 is derived from the Company’s unaudited consolidated statements of operations for such periods and Sartini Gaming’s unaudited consolidated statements of operations for the three months ended September 30, 2014 and for the one month ended July 31, 2015.

(4)

The unaudited combined financial information for the nine months ended September 30, 2015 and September 28, 2014 is derived from the Company’s unaudited consolidated statements of operations for such periods and Sartini Gaming’s unaudited consolidated statements of operations for the nine months ended September 30, 2014 and for the seven months ended July 31, 2015.

Results for the Three Months Ended September 30, 2015

Net revenues for the three months ended September 30, 2015 were $62.5 million, an increase of 292% compared to the prior year period. Adjusted EBITDA for the current year quarter was $7.1 million, compared to $1.6 million in the prior year quarter.

For the quarter ended September 30, 2015, net income was $3.0 million, or $0.16 per diluted share, compared to a net loss of $(23.1) million, or $(1.72) per diluted share in the prior year quarter. The current year results include the operations of Sartini Gaming for 61 days during the quarter. During the current year quarter, the Company incurred $9.3 million in Merger expenses, as well as an income tax benefit of $12.9 million. The results for the prior year quarter were impacted by impairments and other losses of $21.0 million related to an investment in Rock Ohio Ventures.

Results for the Nine Months Ended September 30, 2015

Net revenues for the nine months ended September 30, 2015 were $90.6 million, an increase of 114% from the prior year period. Adjusted EBITDA for the current year period was $8.9 million, compared to $1.2 million in the prior year.

For the nine months ended September 30, 2015, net income was $1.1 million, or $0.07 per diluted share, compared to a net loss of $(24.8) million, or $(1.85) per diluted share in the prior year period. The current year results include the operations of Sartini Gaming for 61 days during the nine months ended September 30, 2015. During the current year period, the Company incurred $10.6 million in Merger expenses, as well as an income tax benefit of $12.7 million. The results for the prior year period were impacted by impairments and other losses of $21.0 million related to an investment in Rock Ohio Ventures.

Balance Sheet, Liquidity and Capital Expenditures

As of September 30, 2015, the Company had cash and cash equivalents of $43.2 million and total outstanding debt of $146.4 million. Total debt outstanding included a fully drawn $120.0 million senior secured term loan and $25.0 million drawn under the Company’s $40.0 million senior secured revolving credit facility. The Company’s senior secured term loan and revolving credit facilities mature in July 2020. As of September 30, 2015, the weighted average effective interest rate on outstanding borrowings under these credit facilities was approximately 3.0%. Had Sartini Gaming operations been included in the Company’s results for the twelve months ended July 31, 2015, and had the new credit facilities been in place during that period, the Company estimates that it would have achieved combined annual interest expense savings of approximately $18 million as a result of a lower interest rate under the new credit facilities compared to actual rates applicable to the secured debt of the companies during that period. For the third quarter ended September 30, 2015, capital expenditures were $1.3 million compared to $0.9 million in the prior year quarter.

Investor Conference Call and Webcast

The Company will host a webcast and conference call at 5:00 p.m. Eastern Time on November 4, 2015, to discuss third quarter 2015 results. The number to call is 1-888-438-5535 (domestic) or 1-719-325-2448 (international). A live webcast will be available in the Investors section of the Company’s website (www.goldenent.com). A replay of the conference call will be available through November 12, 2015, by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the passcode 1464875.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements that are subject to the safe harbors created under federal securities laws. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “seek,” “should,” “think,” “will,” “would” and similar expressions. In addition, forward-looking statements include statements regarding the Company’s strategies, objectives, business opportunities and plans for future expansion, developments or acquisitions, anticipated future growth or trends in the Company’s business or key markets, projections of future financial condition or operating results, as well as other statements that are not statements of historical fact. Forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: the Company’s ability to realize the anticipated cost savings, synergies and other benefits from the Merger and integration risks, changes in national, regional and local economic and market conditions, legislative and regulatory matters, increases in gaming taxes and fees, litigation, increased competition, the Company’s ability to renew its distributed gaming contracts, reliance on key personnel, the level of the Company’s indebtedness and the Company’s ability to comply with covenants in its debt facilities, terrorist incidents, natural disasters, severe weather conditions, the effects of environmental and structural building conditions, the effects of disruptions to the Company’s information technology systems, and other factors affecting the gaming, entertainment and hospitality industries generally. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA, Combined Net Revenues and Combined Adjusted EBITDA, which measures the Company believes are appropriate to provide meaningful comparison with, and to enhance an overall understanding of, the Company’s past financial performance and prospects for the future. The Company believes Adjusted EBITDA and Combined Adjusted EBITDA provide useful information to both management and investors by excluding specific expenses that the Company believes are not indicative of its core operating results. Further, Adjusted EBITDA is a measure of operating performance used by management, as well as industry analysts, to evaluate operations and operating performance and is widely used in the gaming industry. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of net Income (loss) to Adjusted EBITDA and Combined Adjusted EBITDA is provided in the financial information tables below. Additionally, a reconciliation of net revenues to Combined Net Revenues is provided in the financial information tables below.

The Company defines “Adjusted EBITDA” as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening expenses, merger expenses, share-based compensation expenses, impairments and other gains and losses. “Adjusted EBITDA” for a particular segment is Adjusted EBITDA before corporate overhead, which is not allocated to each segment.

About Golden Entertainment, Inc.

Golden Entertainment, Inc. owns and operates gaming properties across two divisions – distributed gaming and resort and casino operations. Golden Entertainment operates more than 9,300 gaming devices and 30 table games in Nevada and Maryland. The Company owns four casino properties, nearly 50 taverns and operates more than 670 distributed gaming locations in Nevada and Maryland. Golden Entertainment is focused on maximizing the value of its portfolio by leveraging its scale, leadership position, and proven management capabilities across its two divisions. For more information, visit www.goldenent.com

Investor Relations contact:	ICR
Jacques Cornet
702.891.4264
ir@goldenent.com

Media contact:	B&P Public Relations
Lenora Kaplan
702.589.2791
lkaplan@bpadlv.com

Golden Entertainment, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited and in thousands)

	Three Months Ended		Nine Months Ended
	September 30,	September 28,	September 30,	September 28,
	2015	2014	2015	2014
Revenues
Gaming	$52,336	$12,072	$74,746	$33,460
Food and beverage	9,230	1,835	12,320	4,660
Rooms	2,141	1,940	5,010	4,884
Other operating	1,873	873	3,061	1,913
Gross Revenues	65,580	16,720	95,137	44,917
Less: Promotional allowances	(3,068)	(790)	(4,530)	(2,570)
Net revenues	62,512	15,930	90,607	42,347
Expenses
Gaming	35,661	6,841	48,284	19,208
Food and beverage	6,824	1,366	9,143	3,589
Rooms	270	226	643	509
Other operating	813	470	1,555	1,131
Selling, general and administrative	12,134	5,455	22,542	16,918
Merger expenses	9,325	-	10,591	-
Gain on sale of cost method investment	-	-	(750)	(1,000)
Charges related to arbitration award	-	2,530	-	2,530
Impairments and other losses	-	20,997	682	20,997
Preopening expenses	129	-	129	-
Gain on sale of land	-	(66)	-	(66)
Loss on disposal of property and equipment	8	37	6	61
Depreciation and amortization	5,100	896	6,859	2,613
Total expenses	70,264	38,752	99,684	66,490
Loss from operations	(7,752)	(22,822)	(9,077)	(24,143)
Other income (expense)
Interest expense, net	(980)	(258)	(1,423)	(813)
Loss on extinguishment of debt	(1,174)	-	(1,174)	-
Other, net	50	4	86	169
Total other expense	(2,104)	(254)	(2,511)	(644)
Loss before income taxes	(9,856)	(23,076)	(11,588)	(24,787)
Benefit for income taxes	12,874	-	12,702	-
Net income (loss)	3,018	(23,076)	1,114	(24,787)
Other comprehensive income (loss)	20	(3)	22	(2)
Comprehensive income (loss)	$3,038	$(23,079)	$1,136	$(24,789)

Weighted-average common shares outstanding
Basic	18,821	13,389	15,240	13,376
Dilutive impact of stock options	241	-	213	-
Diluted	19,062	13,389	15,453	13,376

Net income (loss) per share
Basic	$0.16	$(1.72)	$0.07	$(1.85)
Diluted	$0.16	$(1.72)	$0.07	$(1.85)

Golden Entertainment, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

	September 30,	December 28,
	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$43,156	$35,416
Short-term investments	-	46,638
Accounts receivable, net of allowance for doubtful accounts of $0.6 million as of September 30, 2015	4,492	622
Income taxes receivable	2,299	-
Prepaid expenses	7,566	760
Other	2,716	425
Total current assets	60,229	83,861

Property and equipment	120,219	41,433
Accumulated depreciation	(10,985)	(8,694)
Property and equipment, net	109,234	32,739

Other assets
Goodwill	90,639	-
Intangible assets, net	81,814	2,279
Land held for sale	960	-
Land held for development	-	960
Income taxes receivable	-	2,155
Other	2,502	35
Total other assets	175,915	5,429
Total assets	$345,378	$122,029
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Current portion of long term debt, net of discount	$7,273	$1,368
Accounts payable	6,130	482
Accrued taxes, other than income taxes	645	439
Accrued payroll and related	3,614	1,573
Deposits	284	131
Other accrued expenses	3,454	1,479
Total current liabilities	21,400	5,472

Long-term debt, net of current portion and discount	139,100	8,941
Debt issuance costs, net	(2,619)	-
Other long-term obligations	2,996	-
Total liabilities	160,877	14,413
Commitments and contingencies
Shareholders' equity
Common stock, $0.01 par value; authorized 100,000 shares; 21,624 and 13,389 common shares issued and outstanding as of September 30, 2015 and December 28, 2014, respectively	350	268
Additional paid-in-capital	281,282	205,615
Retained earnings (accumulated deficit)	(97,131)	(98,245)
Accumulated other comprehensive loss	-	(22)
Total shareholders' equity	184,501	107,616
Total liabilities and shareholders' equity	$345,378	$122,029

Golden Entertainment, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Unaudited and in thousands)

	Three Months Ended		Nine Months Ended
	September 30,	September 28,	September 30,	September 28,
	2015	2014	2015	2014
Adjusted EBITDA	$7,101	$1,639	$8,850	$1,202
Preopening expenses	(129)	-	(129)	-
Impairments and other losses	-	(20,997)	(682)	(20,997)
Share-based compensation	(291)	(67)	(410)	(210)
Merger expenses	(9,325)	-	(10,591)	-
Depreciation and amortization	(5,100)	(896)	(6,859)	(2,613)
Other, net	(8)	(2,501)	744	(1,525)
Loss from operations	(7,752)	(22,822)	(9,077)	(24,143)
Other income (expense)
Interest expense, net	(980)	(258)	(1,423)	(813)
Other, net	(1,124)	4	(1,088)	169
Total other expense, net	(2,104)	(254)	(2,511)	(644)

Loss before income taxes	(9,856)	(23,076)	(11,588)	(24,787)
Benefit for income taxes	12,874	-	12,702	-
Net income (loss)	$3,018	$(23,076)	$1,114	$(24,787)

Sartini Gaming, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(Unaudited and in thousands)

	One Month Ended	Three Months Ended	Seven Months Ended	Nine Months Ended
	July 31,	September 30,	July 31,	September 30,
	2015	2014	2015	2014
Adjusted EBITDA	$2,825	$7,138	$22,143	$26,395
Preopening expenses	(106)	(962)	(565)	(1,472)
Debt restructuring expense	(2,408)	-	(2,408)	-
Merger expenses	(88)	(17)	(1,372)	(21)
Depreciation and amortization	(1,256)	(3,956)	(8,272)	(10,988)
Other, net	149	(260)	(2,093)	(418)
Income (loss) from operations	(884)	1,943	7,433	13,496
Other income (expense)
Interest expense, net	(1,878)	(5,444)	(12,795)	(16,157)
Total other expense, net	(1,878)	(5,444)	(12,795)	(16,157)

Loss before income taxes	(2,762)	(3,501)	(5,362)	(2,661)
Benefit for income taxes	-	-	-	-
Net loss	$(2,762)	$(3,501)	$(5,362)	$(2,661)

Golden Entertainment, Inc.

Reconciliation of Net Revenues to Combined Net Revenues

(Unaudited and in thousands)

	Golden Entertainment, Inc. Three Months Ended	Sartini Gaming One Month Ended	Combined Net Revenues Golden Entertainment, Inc. Three Months Ended
	September 30,	July 31,	September 30,
	2015	2015	2015

Distributed Gaming	$40,331	$20,870	$61,201
Casinos	22,133	2,840	24,973
Corporate and other	48	-	48
Net Revenues	$62,512	$23,710	$86,222

	Golden Entertainment, Inc. Three Months Ended	Sartini Gaming Three Months Ended	Combined Net Revenues Golden Entertainment, Inc. Three Months Ended
	September 28,	September 30,	September 28,
	2014	2014	2014

Distributed Gaming	$-	$57,673	$57,673
Casinos	15,887	9,727	25,614
Corporate and other	43	2	45
Net Revenues	$15,930	$67,402	$83,332

	Golden Entertainment, Inc. Nine Months Ended	Sartini Gaming Seven Months Ended	Combined Net Revenues Golden Entertainment, Inc. Nine Months Ended
	September 30,	July 31,	September 30,
	2015	2015	2015

Distributed Gaming	$40,331	$145,677	$186,008
Casinos	50,138	22,532	72,670
Corporate and other	138	186	324
Net Revenues	$90,607	$168,395	$259,002

	Golden Entertainment, Inc. Nine Months Ended	Sartini Gaming Nine Months Ended	Combined Net Revenues Golden Entertainment, Inc. Nine Months Ended
	September 28,	September 30,	September 28,
	2014	2014	2014

Distributed Gaming	$-	$179,252	$179,252
Casinos	42,241	30,240	72,481
Corporate and other	106	3	109
Net Revenues	$42,347	$209,495	$251,842

Golden Entertainment, Inc.

Reconciliation of Adjusted EBITDA to Combined Adjusted EBITDA

(Unaudited and in thousands)

	Golden Entertainment, Inc. Three Months Ended	Sartini Gaming One Month Ended	Combined Adjusted EBITDA Golden Entertainment, Inc. Three Months Ended
	September 30,	July 31,	September 30,
	2015	2015	2015

Distributed Gaming	$5,283	$3,107	$8,390
Casinos	5,094	643	5,737
Corporate and other	(3,276)	(925)	(4,201)
Adjusted EBITDA	$7,101	$2,825	$9,926

	Golden Entertainment, Inc. Three Months Ended	Sartini Gaming Three Months Ended	Combined Adjusted EBITDA Golden Entertainment, Inc. Three Months Ended
	September 28,	September 30,	September 28,
	2014	2014	2014

Distributed Gaming	$-	$7,182	$7,182
Casinos	3,077	2,414	5,491
Corporate and other	(1,438)	(2,458)	(3,896)
Adjusted EBITDA	$1,639	$7,138	$8,777

	Golden Entertainment, Inc. Nine Months Ended	Sartini Gaming Seven Months Ended	Combined Adjusted EBITDA Golden Entertainment, Inc. Nine Months Ended
	September 30,	July 31,	September 30,
	2015	2015	2015

Distributed Gaming	$5,283	$22,456	$27,739
Casinos	9,603	5,654	15,257
Corporate and other	(6,036)	(5,967)	(12,003)
Adjusted EBITDA	$8,850	$22,143	$30,993

	Golden Entertainment, Inc. Nine Months Ended	Sartini Gaming Nine Months Ended	Combined Adjusted EBITDA Golden Entertainment, Inc. Nine Months Ended
	September 28,	September 30,	September 28,
	2014	2014	2014

Distributed Gaming	$-	$25,306	$25,306
Casinos	6,432	8,749	15,181
Corporate and other	(5,230)	(7,660)	(12,890)
Adjusted EBITDA	$1,202	$26,395	$27,597